Abacus Global Management Enhances Shareholder Returns with Annual Dividend and $10 Million Share Repurchase Program
November 6, 2025 9:07 PM EST
~ Board of Directors Has Approved an Annual Cash Dividend of $0.20 Per Share ~
~ Board Actions Reflect Confidence in the Company’s Long-Term Business Model, Recurring Earnings, and Capital Strength ~
ORLANDO, Fla., Nov. 06, 2025 (GLOBE NEWSWIRE) -- Abacus Global Management, Inc. (“Abacus” or the “Company”) (Nasdaq: ABL), a leader in the alternative asset management industry, today announced that its Board of Directors has approved an annual cash dividend of $0.20 per share, to shareholders with an ex-dividend as of December 2, 2025. Under this program, the Company intends to distribute an annual dividend of up to 25% of adjusted net income or up to 55% of recurring revenue. In addition, the Board has authorized a $10 million share repurchase program, effective November 6, 2025, as part of the Company’s capital allocation strategy framework.
“The decision to initiate an annual dividend marks a defining moment for Abacus, underscoring both our confidence in and validation of the strategy that is building durable, recurring earnings,” said Jay Jackson, Chairman and Chief Executive Officer. “Our balance sheet and cash generation are at record levels, supported by increasing capital inflows into our longevity funds, growing fee income, and expanding margins. Simply put, Abacus has more than enough cash to meet increasing origination demand, pursue acquisitions, while returning capital to shareholders.”
Jackson continued, “We just reported our strongest quarter to date, with exceptional visibility across both our origination platform and asset management business. The introduction of a dividend, while an important milestone, is only one component of a broader capital allocation strategy designed to create long-term shareholder value. With recurring revenues expected to approach 70% of total revenue over time, our goal is to continue the trajectory of fostering a durable, cash-generating business capable of both compounding growth and driving shareholder returns. This disciplined approach ensures our business will continue to expand, and shareholders will benefit directly from the strength and sustainability of earnings.”
Abacus expects to fund the annual dividend and repurchase program through cash on hand and free cash flow. The Company’s capital allocation strategy is designed to balance continued investment in origination growth, technology, and acquisitions with the return of capital to shareholders through an annual dividend and the announced shareholder buyback program.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,”
“will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Dividend Policy
Abacus has adopted a dividend policy designed to balance consistent shareholder returns with strategic growth investments.
Under the policy, the Board of Directors will evaluate opportunities to return capital to shareholders through dividends. Dividend decisions will be based on several factors including operating cash flow generation, capital requirements for portfolio growth, regulatory considerations, and strategic investment opportunities across the Company's business verticals.
The policy provides the Board with flexibility to declare dividends when appropriate while maintaining adequate liquidity to support portfolio origination and business expansion. While the Company is committed to this dividend framework, specific dividend declarations remain at the Board's discretion based on business conditions.

About Abacus
Abacus Global Management (NASDAQ: ABL) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.
For more information, please visit abacusgm.com.
Contacts:
Investor Relations
Robert F. Phillips – SVP Investor Relations and Corporate Affairs rob@abacusgm.com
(321) 290-1198
David Jackson – Managing Director of Investor Relations david@abacusgm.com
(321) 299-0716
Abacus Global Management Public Relations press@abacusgm.com